UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2011

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11254	11-2622630
(Commission File Number)	(IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY	11747
(Address of Principal Executive Offices)	(Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of CopyTele, Inc., a Delaware corporation (the “Company”) was held on Wednesday, October 26, 2011 at the Fox Hollow, Woodbury, New York. Stockholders of record at the close of business on September 19, 2011 were entitled to one vote for each share of common stock held. On September 19, 2011, there were 174,438,632 shares of common stock issued and outstanding.

At the Annual Meeting, the stockholders of the Company voted on the following proposals:

1. To elect four members of the Board of Directors to serve until the next annual meeting of stockholders. Each nominee for director was elected by a vote of the stockholders as follows:

Proposal	Vote Type	Voted
(1) Election of Directors
Denis A. Krusos	For	62,149,807
	Withheld	9,604,738
Henry P. Herms	For	70,018,680
	Withheld	1,735,865
George P. Larounis	For	65,298,507
	Withheld	6,456,038
Lewis H. Titterton, Jr.	For	69,939,061
	Withheld	1,815,484

2. Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2011. The proposal was approved by a vote of stockholders as follows:

Proposal	Vote Type	Voted
(1) Ratification of Appointment of KPMG LLP
	For	151,820,535
	Against	1,278,010
	Abstention	597,093

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: November 1, 2011	By:	/s/ Denis A. Krusos
Denis A. Krusos
Chairman of the Board and Chief Executive Officer

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